Exhibit 10.4

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 20th day of December, 2016 (this “Subscription Agreement”), by and between KLR Energy Acquisition Corp., a Delaware corporation (the “Company”), KLR Energy Sponsor, LLC, a Delaware corporation (“Sponsor”) and each undersigned subscriber (each individually as used herein, “Subscriber”). Each Subscriber is acting severally and not jointly with any other Subscriber, including, without limitation, the obligation to purchase Acquired Securities (defined below) hereunder and the representations and warranties of Subscriber hereunder (which are made by Subscriber as to itself only).

WHEREAS, in connection with the proposed business combination (the “Transaction”) between the Company and Tema Oil and Gas Company, a Maryland corporation (“Tema”), pursuant to that certain Business Combination Agreement, dated as of December 20, 2016, by and between the Company and Tema (the “Business Combination Agreement”), the Company is seeking commitments to purchase shares of the Company’s 8.000% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and warrants entitling the holder to purchase one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) at an exercise price of $11.50 per share (the “Warrants”) in a private placement; and

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of shares of Series A Preferred Stock (the “Preferred Stock”) and Warrants set forth on its signature page hereto (the Preferred Stock and the Warrants together, the “Acquired Securities”), for the aggregate amount set forth on such signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription; Share Transfer.

a. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Securities (such subscription and issuance, the “Subscription”). The Preferred Stock shall have the terms set forth in the form of certificate of designation attached as Exhibit A (the “Certificate of Designation”). The Warrants shall have the terms set forth in the Warrant Agreement, dated as of March 10, 2016, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), and shall have all of the rights and obligations of a “Public Warrant” as such term is defined thereunder.

b. In consideration of the Subscriber’s performance of its obligations described herein, Sponsor has agreed to transfer to the undersigned, on the business day following the completion of the Transaction, an aggregate number of shares of Class A Common Stock (the “Additional Shares”) equal to the product (rounded to the nearest whole number) obtained by multiplying (i) 0.3334 by (ii) the quotient of 10 divided by 75 by (iii) the excess of the number of shares of Class A Common Stock issued upon conversion of the Company’s Class F common stock, par value $0.0001, held by Sponsor on the day immediately preceding the Closing Date and the number of shares of Class F common stock held by Sponsor on such date. The transfer of the Additional Shares is conditioned on the Closing. For U.S. federal income tax purposes (and for purposes of any applicable state or local tax that follow that U.S. federal income tax treatment), the parties agree that the Company has directed Sponsor to transfer to Subscriber the Additional Shares on behalf of the Company, in lieu of the transfer by Sponsor of such shares to the Company for cancellation in exchange for no consideration and the reissuance of such shares by the Company to Subscriber pursuant to this Subscription Agreement.

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction substantially concurrently with the consummation of the Transaction. Upon not less than five (5) business days’ written notice from (or on behalf of) the Company to Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, Subscriber shall deliver to the Company on the closing date specified in the Closing Notice (the “Closing Date”) the Purchase Price for the Acquired Securities by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of (i) the Acquired Securities in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Acquired Securities on and as of the Closing Date and (iii) written notice from the Company or its transfer agent evidencing the transfer of the Additional Shares.

b. The obligations of the Company and Sponsor hereunder are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions may be waived by the Company and the Sponsor at any time:

(i) the Subscriber shall have delivered to the Company the applicable Purchase Price for the Acquired Securities being purchased by the Subscriber at the Closing by wire transfer of immediately available funds pursuant to the wire transfer instructions provided by the Company;

(ii) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(vi) all conditions precedent to the closing of the Transaction set forth in the Business Combination Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived.

c. The obligations of the Subscriber hereunder are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Subscriber’s sole benefit and may be waived by such Subscriber at any time:

(i) the Company shall have delivered to the Subscriber the Acquired Securities being purchased by the Subscriber at the Closing pursuant to this Subscription Agreement;

(ii) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except with respect to representations and warranties made as of a particular date, which shall be true and correct in all material respects as of the date specified), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and

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agreements of each such party contained in this Subscription Agreement as of the Closing Date (except with respect to representations and warranties made as of a particular date), but in each case without giving effect to consummation of the Transaction;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(iv) no suspension of the qualification of the Acquired Securities for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(v) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(vi) the Company’s Class A Common Stock shall be listed on the NASDAQ Capital Market (“Nasdaq”), and the Company shall have obtained approval of Nasdaq to list the shares of Class A Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) or upon exercise of the Warrants (the “Warrant Exercise Shares”), subject to official notice of issuance, and no notice of delisting (or notice that the listing or quotation of the Class A Common Stock will be conditioned or delayed) shall have been received from Nasdaq;

(vii) all conditions precedent to the closing of the Transaction set forth in the Business Combination Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived

(viii) the Transaction shall have been, or substantially concurrently with the Closing shall be, consummated in accordance with the terms of the Business Combination Agreement.

d. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Company Representations and Warranties. The Company represents and warrants that:

a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. The Company is duly qualified or registered to transact business in each jurisdiction in which it conducts business, except where such failure to be so qualified or registered would not have a material adverse effect on the Company.

b. This Subscription Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. The Certificate of Designation has been duly authorized and, on or prior to the Closing Date, will be duly executed and delivered by the Company, and when executed and delivered, will be enforceable against the Company in accordance with its terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. As of the date hereof, there are no side letters or other agreements, contracts or arrangements to which the Company is a party

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related to the Transaction other than the Business Combination Agreement, the Waiver Agreement, by and between Sponsor and the Company and the Shareholders’ and Registration Rights Agreement, by and among Tema, the Sponsor, Anchorage Illiquid Opportunities V, L.P., AIO V AIV 3 Holdings, L.P., and the Company (the “SHRRA”), each dated as of December 20, 2016.

c. When the Certificate of Designation is executed and filed with the Secretary of State of the State of Delaware, the Preferred Stock will have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Preferred Stock will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation, as amended to the date of issuance, bylaws or any other agreement or other outstanding instrument to which the Company is a party or is bound or under the Delaware General Corporation Law. The Company has reserved sufficient shares of Class A Common Stock to be issued upon conversion of the Preferred Stock.

d. The Warrants have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and the Warrant Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation, as amended to the date of issuance, bylaws or other agreements or other outstanding instrument to which the Company is a party or is bound or under the Delware General Corporation Law. The Company has reserved sufficient shares of Class A Common Stock to be issued upon exercise of the Warrants.

e. The Additional Shares have been duly authorized and, when issued in accordance with the terms of the Company’s certificate of incorporation, as amended to the date of issuance, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation, as amended to the date of issuance, bylaws or any agreement or other outstanding instrument to which the Company is a party or is bound or under the Delaware General Corporation Law.

f. The issuance and sale of the Acquired Securities and the performance by the Company of all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the Nasdaq marketplace rules.

g. Subject to obtaining all required approvals in connection with the performance of the Business Combination Agreement and any required approvals pursuant to the applicable rules of Nasdaq, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or other person on the part of the Company is required in connection with the offer, sale or issuance of the Acquired Securities or transfer of the Additional Shares pursuant hereto. The Company is not in violation of the listing requirements of Nasdaq.

h. Assuming that the representations of Subscriber set forth in the Investor Questionnaire in the form attached hereto as Exhibit B (the “Investor Questionnaire”) are true and correct, the offer, sale and issuance of the Acquired Securities and transfer of the Additional Shares, each in conformity with the terms of this Subscription Agreement, are exempt from the registration requirements of Section 5 of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Acquired Securities by any form of general solicitation or general advertising.

i. Subject to obtaining all required approvals in connection with the performance of the Business Combination Agreement and any required approvals pursuant to the applicable rules of Nasdaq, the execution, delivery, and performance by the Company of this Subscription Agreement and the Warrants, the issuance and sale of the Acquired Securities, the issuance of the Conversion Shares upon conversion of the Preferred Stock, the issuance of the Warrant Exercise Shares upon exercise of the Warrants and the transfer of the Additional Shares, in each case as contemplated by this Subscription Agreement, the

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Certificate of Designation and the Warrant Agreement, as applicable, will not (i) result in a violation of, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under, or require any consent or waiver under, or result in the creation of any mortgage, pledge, lien, encumbrance, option, security interest, claim, loan, restriction or charge upon any of the properties or assets of the Company or its subsidiaries pursuant to, any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, writ, decree, order or obligation to which Company is a party or by which it or any of its properties or assets are bound, which would materially adversely affect the Company or its subsidiaries’ business, properties, assets or financial condition, (ii) result in a violation of any provision of any federal, state, or local statute, rule or governmental regulation applicable to the Company or its subsidiaries which would materially adversely affect the Company or its subsidiaries’ business, properties, assets or financial condition or (iii) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws or any capital stock of the Company.

j. Neither the Company nor any of its subsidiaries are (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiaries are a party or by which the Company or its subsidiaries are bound or to which any of the property or assets of the Company or its subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

k. The Company has filed with the SEC all material forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (the “Company SEC Documents”). As of their respective dates, or, if amended or superseded by a filing prior to the date of this Subscription Agreement, as of the date of such amendment or superseding filing, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the financial position of the Company as at the respective dates thereof and their results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustment described therein, including in any notes thereto) in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC). The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and all other applicable accounting requirements and legal requirements.

l. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by Subscriber.

4. Investor Questionnaire; Form W-9. Subscriber has, concurrently with the execution and delivery of this Subscription Agreement, executed and delivered the Investor Questionnaire and the Form W-9 in the form attached hereto as Exhibit B. The representations and warranties of Subscriber in the Investor Questionnaire shall be true and correct as of the date hereof and as of the date of the Closing as if made on and as of such date. Subscriber agrees to promptly notify the Company and provide it with the relevant updated information for any change in circumstances at any time on or prior to the Closing.

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5. Registration Rights.

a. The Company agrees that, within seven (7) calendar days after the completion of the Transaction (the “Filing Date”), the Company will file with the United States Securities and Exchange Commission (the “Commission”) (except as set forth herein, at the Company’s sole cost and expense) a shelf registration statement (the “Registration Statement”) registering (among other securities) (i) the resale of the Acquired Shares, (ii) the issuance of the Conversion Shares and the Warrant Exercise Shares and (iii) the resale of the Conversion Shares and the Exercise Shares, in each case on a delayed and continuous basis, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective (the “Effectiveness Date”) as soon as practicable after the filing thereof, but in no event later than 30 days after the Filing Date (or 120 days after the Filing Date if the Commission notifies the Company that it will “review” the Registration Statement), and maintain the effectiveness of the Registration Statement until such time as all of Subscriber’s Additional Shares, Conversion Shares and Warrant Exercise Shares have been sold thereunder, can be sold in market transactions pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or any analogous or successor rule or regulation without limitation thereunder on volume or manner of sale (or, with respect to any unsold Warrant Exercised Shares, the date upon which the Warrants expire) (the “Registration Period”); provided, however, that the Company’s obligation to include the resale of Additional Shares, Conversion Shares or Warrant Exercise Shares in the Registration Statement is contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of such shares as shall be reasonably requested by the Company to effect the registration of such shares, and executing such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company shall not be responsible for any costs and expenses associated with Subscriber’s obligations to provide information, nor will the Company be responsible for any costs and expenses of Subscriber’s counsel.

b. Notwithstanding Section 5(a) of this Subscription Agreement:

(i) the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if the Registration Statement has been filed but not declared effective by the Commission, request effectiveness of such Registration Statement, for a period of up to 45 days, if (A) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (B) the Company determines such registration would render the Company unable to comply with applicable securities laws, (C) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (D) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; provided, however, that in no event shall the Company be entitled to delay such filing or effectiveness more than two times in any 365-day period or for greater than 90 days in any 365-day period; and

(ii) the Company may, upon written notice to Subscriber, suspend Subscriber’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event Subscriber shall discontinue sales of securities pursuant to the Registration Statement or other registration statement contemplated by this Subscription Agreement but may settle any previously made sales of securities) if (i) the Company determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall Subscriber be suspended from selling Additional Shares, Conversion Shares or Warrant Exercise Shares pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of 45 days in any 90-day period or an aggregate of 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to Subscriber and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Additional Shares, Conversion Shares and

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Warrant Exercise Shares as contemplated in this Subscription Agreement, including filing any amendments to the Registration Statement or supplements to the prospectus therein that may be required.

c. If (i) the Registration Statement is not filed with the Commission on or prior to the Filing Date or is not declared effective by the Commission on or prior to the Effectiveness Date or (ii) after its effective date and during the Registration Period (except by reason of the filing of a post-effective amendment required in connection with the Company’s filing of an amendment thereto (a “Special Grace Period”) (which Special Grace Period, so long as it does not occur within 10 trading days immediately prior to, or immediately following, a Grace Period (as defined below) shall not be treated as an Event (as defined below)), the Registration Statement ceases for any reason to be effective as to all Additional Shares, Conversion Shares and Warrant Exercise Shares, or Subscriber is otherwise not permitted to utilize the prospectus therein to resell such Additional Shares, Conversion Shares or Warrant Exercise Shares for any reason (other than solely due to the inaccuracy of any information relating to Subscriber provided in writing by Subscriber to the Company specifically for inclusion in the Registration Statement), in each case, for more than an aggregate of 45 days (which need not be consecutive days) during any 90-day period or more than an aggregate of 90 days (which need not be consecutive days) during any 12-month period (a “Grace Period”) (any such failure or breach being referred to as an “Event,” and the date on which an Event occurs being referred to herein as the “Event Date”), then, on each Event Date and on each one-month anniversary of such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Subscriber, as liquidated damages and not as a penalty, an amount in cash equal to, on the Event Date, 0.25% of the aggregate purchase price paid by Subscriber pursuant to this Subscription Agreement for any Preferred Stock then held by Subscriber (such purchase price, the “Liquidated Damages Multiplier”), which amount shall increase on each one-month anniversary of such Event Date by 0.25% of the Liquidated Damages Multiplier, up to a maximum of 1.0% of the Liquidated Damages Multiplier per one-month anniversary of such Event Date (i.e., 0.5% for the first one-month anniversary, 0.75% for the second one-month anniversary and 1.0% for the third one-month anniversary and each anniversary thereafter). The parties agree that the maximum aggregate liquidated damages payable to Subscriber (A) under this Section 5(c) shall be ten percent (10%) of the Liquidated Damages Multiplier, and that the payments set forth in this Section 5(c) shall constitute Subscriber’s exclusive monetary remedy for any and all such Events, but shall not affect the right of Subscriber to seek injunctive relief. The liquidated damages paid pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. For the avoidance of doubt, (A) if the Commission does not permit the Company to include any or all of the Additional Shares, Conversion Shares or Warrant Exercise Shares in the initial Registration Statement or a subsequent Registration Statement due to the Commission’s interpretation of Rule 415 of the Securities Act or otherwise, then such failure to register the re-sale of such Preferred Stock for such reason shall constitute an “Event” pursuant to this Section 5(c), and (B) an Event may be cured for purposes of this Section 5(c) even though the failure or condition that resulted in such Event is remedied after the applicable dates specified in clause (i) above or after the expiration of the applicable time period specified in clause (ii) above. If liquidated damages are accruing under this Section 5(c), during such period, no further Events shall be deemed to have occurred. Only liquidated damages from one Event may accrue at any time.

d. Except as described in the Company SEC Documents, and other than the SHRRA, the Company has not entered, and will not hereafter enter, into any agreement with respect to its securities which is inconsistent with the rights granted to Subscriber pursuant to this Section 5. Except with respect to the SHRRA, to the extent that the Company, on or after the date hereof, grants any superior or more favorable rights or terms to any person with respect to the rights granted hereunder and terms provided herein than those provided to Subscriber as set forth in this Section 5, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to Subscriber, and the Company shall promptly prepare and execute such documents to reflect and provide such Holders with the benefit of such superior or more favorable rights and/or terms.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the applicable parties hereunder shall terminate without any further liability on the part of any party in respect thereof: (a) on such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this

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Subscription Agreement, (c) if the Closing shall not have occurred by April 30, 2017 or (d) if any of the conditions to Closing set forth in Section 2(b) or Section 2(c) of this Subscription Agreement are not satisfied or duly waived by the applicable party on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, however, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement or the consummation of the transactions contemplated by the Business Combination Agreement promptly after such consummation.

7. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated March 10, 2016 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income tax obligations, if any, the cash in the Trust Account may be disbursed only as set forth in Section 9.1(b) of the Company’s Amended and Restated Certificate of Incorporation, dated March 10, 2016. Subscriber hereby acknowledges and agrees that, except with respect to shares of Class A Common Stock of the Company owned by the undersigned acquired other than pursuant to this Subscription Agreement, Subscriber has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future. Subscriber further agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription. The undersigned acknowledges and agrees that the undersigned shall not have any redemption rights with respect to the Acquired Securities pursuant to the Company’s Certificate of Incorporation in connection with any stockholder proposals related to the Transaction, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event the undersigned has any Claim against the Company under this Agreement or otherwise, the undersigned shall pursue such Claim solely against the Company and its assets held outside of the Trust Account and not against the Trust Account or any monies or other assets held in the Trust Account.

8. Furnishing of Information. In order to enable Subscriber to sell the Acquired Securities, Additional Shares, Conversion Shares and Warrant Exercise Shares, during the Registration Period, the Company shall use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. If, during such period, the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Subscriber and make publicly available in accordance with Rule 144(c) such information as is required for Subscriber to sell the Acquired Securities, Additional Shares, Conversion Shares or Warrant Exercise Shares under Rule 144.

9. Indemnification of Subscriber. Subject to the provisions of this Section 9, the Company will indemnify and hold Subscriber and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls Subscriber (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Subscriber Party”) harmless from any and all losses, liabilities (or actions or proceedings in respect thereof), obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Subscriber Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement (provided, that with respect to a registration Event, the liquidated damages provided for therein shall be the sole monetary remedy for Subscriber), (ii) any action instituted against Subscriber in any capacity, or any Subscriber Party or their respective affiliates, by any stockholder of the Company who is not an affiliate of Subscriber seeking indemnification, with respect to any of the transactions contemplated by this Subscription

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Agreement (unless such action is based upon a breach of Subscriber’s representations, warranties or covenants under this Subscription Agreement or any other agreement with the Company, or any agreements or understandings Subscriber may have with any such stockholder or any violations by Subscriber of state or federal securities laws or any conduct by Subscriber which constitutes fraud, gross negligence, willful misconduct or malfeasance) or (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, including all documents filed as a part thereof and information deemed to be a part thereof, on the effective date thereof, or any amendment or supplements thereto, or arising out of any failure of the Company to fulfill any undertaking or covenant included in the Registration Statement or to perform its obligations hereunder or under applicable law except to the extent such statement or alleged statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Subscriber and stated to be specifically for use in preparation of the Registration Statement. Promptly after receipt by any such person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such action, proceeding or investigation; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (x) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (y) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (z) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that in no event shall the Company be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) separate from its own counsel. The Company shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not affect any settlement of any pending or threatened claim or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement does not include any admission of liability, wrongdoing or misconduct on behalf of such Indemnified Person and includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10. Buy-in. If the Company shall fail for any reason or for no reason to instruct its transfer agent to issue to Subscriber unlegended certificates within three trading days after receipt of all documents necessary for the removal of the legend set forth in Section III(10) of the Investor Questionnaire (the “Deadline Date”), then, in addition to all other remedies available to Subscriber, if on or after the trading day immediately following such three trading day period, Subscriber is required to purchase (in an open market transaction or otherwise) shares of Class A Common Stock to deliver in satisfaction of a sale by the holder of shares of Class A Common Stock that Subscriber anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three trading days after Subscriber’s request and in Subscriber’s sole discretion, either (i) pay cash to Subscriber in an amount equal to Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Class A Common Stock so purchased (the “Buy-In Price”), at which point the shares of Class A Common Stock held by Subscriber equal to the number of shares of Class A Common Stock so purchased shall be forfeited to the Company and the Company’s obligation to deliver such certificate (and to issue such shares of Class A Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to Subscriber a certificate or certificates representing such shares of Class A Common Stock and pay cash to Subscriber in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Class A Common Stock, multiplied by (y) the closing bid price on the Nasdaq on the Deadline Date. Subscriber shall provide the Company written notice indicating the amounts payable to Subscriber in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

11. Canadian Securities Matters.

a. The Subscriber represents, warrants and covenants that the Subscriber is:

9

(i) is an “accredited investor” as defined in National Instrument 45-106 - Prospectus Exemptions and is:

A.	purchasing the Acquired Securities as principal for its own account, not for the benefit of any other person;

B.	deemed to be purchasing the Acquired Securities as principal for its own account pursuant to applicable securities laws; or

C.	purchasing the Acquired Securities as agent or trustee for a beneficial purchaser and each such beneficial purchaser for whom it may be acting is purchasing the Acquired Securities as principal for its own account, not for the benefit of any other person;

and it has completed and executed, and is delivering concurrently with this Subscription Agreement, the “Certificate of Accredited Investor (Canadian)” attached as Exhibit D; OR

(ii) is not an individual and is purchasing the Acquired Securities as principal for its own account and not for the benefit of any other person, and is purchasing a sufficient number of Acquired Securities so that the aggregate acquisition cost to the Subscriber will not be less than $150,000 paid in cash at the time of the trade or is purchasing the Acquired Securities as agent or trustee for a beneficial purchaser and each beneficial purchaser of the Acquired Securities for whom the Subscriber is acting is purchasing the Acquired Securities as principal for its own account and not for the benefit of any other person, and is purchasing a sufficient number of Acquired Securities so that the aggregate acquisition cost to such beneficial purchaser will not be less than $150,000 paid in cash at the time of the trade.

b. For purposes of complying with applicable securities laws and National Instrument 45-102 Resale of Securities, the Subscriber understands and acknowledges that upon the issuance of Acquired Securities, all of the certificates representing the Preferred Stock, Warrants, Additional Shares, Conversion Shares and Warrant Exercise Shares following the Closing Date, if any, as well as all certificates issued in exchange for or in substitution of the foregoing securities, if any, shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) •, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”,

with the • completed to reflect the Closing Date.

12. Miscellaneous.

a. Subscriber acknowledges that the Company, Sponsor and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

b. Each of the Company, Sponsor and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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c. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Securities or Additional Securities acquired hereunder, or Conversion Shares or Warrant Exercise Shares, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned.

d. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

e. The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Securities, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No such modification, waiver or termination shall be deemed to be or shall constitute a modification, waiver or termination with respect to any other terms or provisions of this Agreement, whether or not similar. Each such modification, waiver or termination shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing modification, waiver or termination.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, without posting bond, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK, SEATED IN NEW YORK COUNTY AND ANY FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK (AND ANY APPLICABLE COURTS OF APPEAL THERETO) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT

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AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

m. As soon as practicable following the date of this Subscription Agreement, but in no event later than the fourth (4th) business day following such date, the Company shall issue one or more press releases or file with the Commission a current report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction, and any other material, nonpublic information that the Company, or any of its officers, directors, employees or agents acting on its behalf, has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, the Company covenants and agrees that neither it, nor any of its officers, directors or employees, will provide Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information without the prior consent of Subscriber. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) the filing of this Agreement with the Commission and in the related current report on Form 8-K in a manner acceptable to Subscriber, (iii) in the press release issued by the Company in connection with the announcement of the Transaction in a manner acceptable to Subscriber, and (iv) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory or self-regulatory agency or under the regulations of Nasdaq, in which case the Company shall, to the extent legally permitted, provide Subscriber with prior written notice of such disclosure permitted under this subclause (iv).

n. Subscriber acknowledges the relationship between the Company and one of the placement agents in the private placement of the Acquired Securities. KLR Group, LLC (the “KLR Group”) is a wholly owned subsidiary of KLR Group Holdings, LLC (“KLR Holdings”). Sponsor is also a wholly owned subsidiary of KLR Holdings. Edward Kovalik, the Company’s President and a member of its Board of Directors, is also the Chief Executive Officer and Managing Partner of KLR Holdings and the KLR Group.

o. The Corporation and Subscriber will pay their respective fees and expenses incident to and in connection with the consummation of the transactions contemplated hereby; provided that the Corporation will reimburse Subscriber for the reasonable and documented fees and disbursements of one counsel to the Subscriber in an amount not to exceed $100,000.

(Signature Pages Follow)

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

SUBSCRIBER

The K2 Principal Fund, L.P.

By:	/s/ Shawn Kimel
Name:	Shawn Kimel
Title:	Managing Partner

Address:	2 Bloor St. West, Suite 801

Toronto, Ontario Canada

M4W 3ED

Number of shares of Series A
Preferred Stock Subscribed For:	10,000

Number of Warrants Subscribed For:	666,667

Aggregate Purchase Price	$10,000,000

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

ACKNOWLEDGED AND AGREED:

KLR ENERGY ACQUISITION CORP.

By:	/s/ Gary C. Hanna
Name:	Gary C. Hanna
Title:	Chief Executive Officer

KLR ENERGY SPONSOR, LLC

By:	KLR Group Investments, LLC, its managing member

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Manager

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

Proposed Final Form

KLR ENERGY ACQUISITION CORP.

FORM OF CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

8.000% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

(Par Value $0.0001 Per Share)

KLR Energy Acquisition Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board by the Amended and Restated Certificate of Incorporation of the Corporation (as so amended and as further amended from time to time in accordance with its terms and the DGCL, the “Certificate of Incorporation”), which authorizes the Board, by resolution, to set forth the designation, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof, in one or more series of up to 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the DGCL, the Board duly adopted on [●], 201[●] the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority granted to and vested in it, the Board hereby creates a new series of preferred stock, par value $0.0001 per share, of the Corporation, designated 8.000% Series A Cumulative Perpetual Convertible Preferred Stock, and hereby fixes the relative rights, preferences, and limitations of the Preferred Stock as set forth in this certificate of designations (this “Certificate of Designations”):

1. General.

(a) There shall be created from the 1,000,000 shares of Preferred Stock of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock designated as “8.000% Series A Cumulative Perpetual Convertible Preferred Stock” par value $0.0001 per share (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be [●]. Shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Series A Preferred Stock.

(b) The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; (iii) junior to all Senior Stock; (iv) junior to existing and future indebtedness of the Corporation; and (v) structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of the Corporation’s Subsidiaries and any Capital Stock of the Corporation’s Subsidiaries not held by the Corporation, in each case as provided more fully herein.

2. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Agent Members” shall have the meaning specified in Section 13(a)(ii).

(b) “Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(c) “Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(d) “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that, “Capital Stock” shall not include any convertible or exchangeable debt securities which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock.

(e) “Certificated Series A Preferred Stock” shall have the meaning specified in Section 13(a)(iii).

(f) “Certificate of Designations” shall have the meaning specified in the recitals.

(g) “Certificate of Incorporation” shall have the meaning specified in the recitals.

(h) “Close of Business” shall mean 5:00 p.m., New York City time.

(i) “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose. The Closing Sale Price of any other security shall be determined in the same manner as set forth in this Section 2(i) for the determination of the Closing Sale Price of the Common Stock.

(j) “Common Stock” shall mean the Class A Common Stock, par value $0.0001 per share, of the Corporation, subject to Section 8(h).

(k) “Conversion Agent” shall have the meaning specified in Section 8(b).

(l) “Conversion Date” shall have the meaning specified in Section 8(b).

(m) “Conversion Price” shall mean, at any time, $1,000.00 divided by the Conversion Rate in effect at such time.

(n) “Conversion Rate” shall have the meaning specified in Section 8(a).

(o) “Corporation” shall have the meaning specified in the recitals.

(p) “CUSIP” shall mean the Committee on Uniform Securities Identification Procedures.

(q) “DCGL” shall have the meaning specified in the recitals.

(r) “Dividend Agent” shall have the meaning specified in Section 4(d).

(s) “Dividend Payment Date” shall mean January 15, April 15, July 15 and October 15 of each year, commencing on [●], 2017.

(t) “Dividend Rate” shall mean the rate per annum of 8.000% per share of Series A Preferred Stock on the Liquidation Preference plus all accumulated and unpaid dividends on a per share basis, whether or not declared.

(u) “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the January 1, April 1, July 1 and October 1, as the case may be, immediately preceding such Dividend Payment Date.

(v) “DTC” or “Depository” shall mean The Depository Trust Corporation, or any successor depository.

(w) “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 8(d), Effective Date shall mean the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or share combination, as applicable.

(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y) “Ex-Date,” when used with respect to any issuance, dividend or distribution of Common Stock, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise), as determined by such exchange or market.

(z) “Expiration Date” shall have the meaning specified in Section 8(d)(v).

(aa) A “Fundamental Change” shall be deemed to have occurred at any time after the Series A Preferred Stock is originally issued if any of the following occurs:

(i) the consummation of any transaction (other than any transaction described in clause (ii) below, whether or not the proviso therein applies) the result of which is that a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Corporation, the Corporation’s wholly-owned Subsidiaries and its or their employee benefit plans, Rosehill Operating Company, LLC or Tema Oil and Gas Company, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power of the Corporation’s common equity;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination), as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); (B) any consolidation, merger or other combination of the Corporation or binding share exchange pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s wholly-owned Subsidiaries; provided, however, that none of the transactions described in clauses (A), (B) or (C) shall constitute a “Fundamental Change” if (x) the holders of all classes of the Corporation’s common equity immediately prior to such transaction continue to own at least, directly or indirectly, more than 50% of the surviving corporation or transferee, or the parent thereof, immediately after such event or (y) such transaction is effected solely to change the Corporation’s jurisdiction of formation or to form a holding company for the Corporation and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity;

(iii) the Corporation’s Class A common stock (or other common stock into which the Series A Preferred Stock is convertible) ceases to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or any of their respective successors), other than any cessation to be listed or quoted that persists for not more than ten (10) days in connection with a transition among the above exchanges; or

(iv) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation (other than in a transaction described in clause (ii) above);

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a “Fundamental Change” if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or any of their respective successors), or that will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Series A Preferred Stock becomes convertible into such consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights).

(bb) “Fundamental Change Conversion Period” shall have the meaning specified in Section 5(a).

(cc) “Fundamental Change Notice” shall have the meaning specified in Section 5(d).

(dd) “Global Series A Preferred Stock” shall have the meaning specified in Section 13(a)(i).

(ee) “Holder” shall mean a holder of record of shares of Series A Preferred Stock.

(ff) “Initial Issue Date” shall mean [●], 201[●], the original date of issuance of the Series A Preferred Stock.

(gg) “Junior Stock” shall mean (i) the Common Stock and (ii) each other class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation.

(hh) “Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, $1,000.00.

(ii) “Make-Whole Premium” shall have the meaning specified in Section 5(f).

(jj) “Mandatory Conversion Date” shall have the meaning specified in Section 9(b).

(kk) “Notice of Conversion” shall have the meaning specified in Section 8(b).

(ll) “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(mm) “Officers’ Certificate” shall mean a certificate signed by two Officers.

(nn) “Open of Business” shall mean 9:00 a.m., New York City time.

(oo) “Parity Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Corporation.

(pp) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(qq) “Preferred Stock” shall have the meaning specified in the recitals.

(rr) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of the holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(ss) “Reference Property” shall have the meaning specified in Section 8(h).

(tt) “Reorganization Event” shall have the meaning specified in Section 8(h).

(uu) “SEC” shall mean the Securities and Exchange Commission.

(vv) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ww) “Senior Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Corporation.

(xx) “Series A Preferred Stock” shall have the meaning specified in Section 1(a).

(yy) “Special Rights End Date” shall have the meaning specified in Section 5(a).

(zz) “Spin-Off” shall have the meaning specified in Section 8(d)(iii).

(aaa) “Stock Price” shall mean (i) if holders of shares of Common Stock receive in exchange for their Common Stock only cash in the transaction constituting a Fundamental Change, the cash amount paid per share or (ii) otherwise, the average of the Closing Sale Prices of the Common Stock on the 10 consecutive Trading Days immediately preceding, but not including, the Effective Date of the Fundamental Change.

(bbb) “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(ccc) “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, on the principal other U.S. national or regional securities exchanges on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, Trading Day means a Business Day.

(ddd) “Transfer Agent” shall mean Continental Stock Transfer & Trust Company, acting as the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series A Preferred Stock and the Common Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(eee) “Voting Rights Class” shall have the meaning specified in Section 6(a).

(fff) “Voting Rights Triggering Event” shall mean a time at which dividends on the Series A Preferred Stock or dividends on any other series of Preferred Stock or preference securities that ranks equally with the Series A Preferred Stock as to payment of dividends and with similar voting rights are in arrears and unpaid with respect to six or more quarterly dividend periods (whether or not consecutive and including the dividend period beginning on the Initial Issue Date and ending on [●], 2017).

(ggg) “VWAP” shall mean the volume-weighted average price, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KLRE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such trading day (or if such volume-weighted average price is unavailable on any such day, the Closing Sale Price shall be used for such day). The per share VWAP on each such day will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

3. Dividends.

(a) Subject to the rights of holders of Senior Stock, Holders shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for payment, cumulative dividends at the Dividend Rate, payable in cash, by delivery of shares of Series A Preferred Stock or through any combination of cash and shares of Series A Preferred

Stock at the Corporation’s sole election, as provided pursuant to Section 4. Dividends on the Series A Preferred Stock shall be payable quarterly in arrears at the Dividend Rate, and shall accumulate on a daily basis from the most recent date as to which dividends have been paid, or, if no dividends have been paid, from the Initial Issue Date (whether or not (i) in any dividend period or periods any agreements of the Corporation prohibit the current payment of dividends, (ii) there shall be earnings or funds of the Corporation legally available for the payment of such dividends or (iii) the Corporation declares the payment of dividends). Dividends shall be payable quarterly in arrears on each Dividend Payment Date (commencing on [●], 2017) to the Holders as they appear on the Corporation’s stock register at the Close of Business on the relevant Dividend Record Date. Dividends payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of the delay.

(c) No dividend shall be declared or paid upon, or any sum of cash set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Stock with respect to any dividend period unless all accumulated dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum in cash or number of shares of Series A Preferred Stock have been set apart for the payment of such dividends upon, all outstanding shares of Series A Preferred Stock.

(d) So long as any shares of Series A Preferred Stock remain outstanding, no dividends or other distributions (other than (x) in the case of Parity Stock, a dividend or distribution payable solely in shares of Parity Stock or Junior Stock, (y) in the case of Junior Stock, a dividend or distribution payable solely in shares of Junior Stock and (z) cash in lieu of fractional shares) may be declared, made or paid upon, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on behalf of the Corporation or by any of the Corporation’s Subsidiaries, unless all accumulated and unpaid dividends for all preceding dividend periods have been or contemporaneously are declared and paid in full on, or a sufficient sum of cash or number of shares of Series A Preferred Stock for the payment thereof is set apart for such dividends upon, the Series A Preferred Stock and any Parity Stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition. The foregoing limitation shall not apply to:

(i) conversions into or exchanges for, (A) in the case of Parity Stock, shares of Parity Stock or Junior Stock or cash solely in lieu of fractional shares of Parity Stock or Junior Stock, and, (B) in the case of Junior Stock, shares of Junior Stock or cash solely in lieu of fractional shares of Junior Stock;

(ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority);

(iii) purchases, redemptions or other acquisitions of Parity Stock or Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business;

(iv) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; or

(v) the deemed purchase or acquisition of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged.

Notwithstanding the foregoing, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the shares of Series A Preferred Stock and shares of such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share (whether or not declared) on the shares of Series A Preferred Stock and shares of such Parity Stock bear to each other, in proportion to their respective liquidation preferences.

(e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend in excess of full cumulative dividends.

(f) Holders at the Close of Business on a Dividend Record Date shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for payment, the dividend payment on their respective shares of Series A Preferred Stock on the corresponding Dividend Payment Date; provided, however, that shares of Series A Preferred Stock surrendered for conversion during the period between the Close of Business on any Dividend Record Date and the Close of Business on the Conversion Date or the Mandatory Conversion Date, as applicable, shall only be entitled to the dividends accrued and unpaid through the Conversion Date or the Mandatory Conversion Date, respectively.

(g) Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any of the Corporation’s securities, including Common Stock, from time to time out of funds legally available for such payment, and the Holders shall not be entitled to participate in any such dividends.

4. Method of Payment of Dividends.

(a) The Corporation will pay any dividend on the Series A Preferred Stock for a current dividend period or any prior dividend period (including in connection with the payment of declared and unpaid dividends pursuant to Section 5, Section 8, and Section 9), at the Corporation’s sole election, either: (i) in cash, (ii) by delivery of shares of Series A Preferred Stock or (iii) through a combination of cash and shares of Series A Preferred Stock.

(b) If the Corporation makes any payment of dividends on the Series A Preferred Stock in shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock deliverable shall be equal to (i) the cash amount of such dividend payment that would apply if no payment were to be made in Series A Preferred Stock, or such portion, divided by (ii) the Liquidation Preference (as equitably adjusted by the Board to the extent necessary for any stock splits, combinations or like transactions).

(c) The Corporation shall make each dividend payment on the Series A Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Series A Preferred Stock as set forth above. The Corporation shall give Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Series A Preferred Stock ten (10) scheduled Trading Days prior to the Dividend Payment Date for such dividend.

(d) If the Corporation elects to pay all or a portion of a dividend on the Series A Preferred Stock in the form of shares of Series A Preferred Stock, the Corporation shall deliver such shares of Series A Preferred Stock to the Transfer Agent or another agent (in such capacity, the “Dividend Agent”) on behalf of the Holders of the Series A Preferred Stock and shall instruct the Dividend Agent to deliver such shares to or for the account of the Holders less any shares required to be withheld on account of taxes or other governmental charges. In order to satisfy any obligation to withhold taxes arising from any payment of a dividend or deemed dividend with respect to the Series A Preferred Stock, the Corporation and the Dividend Agent shall be authorized to make any deductions required by law, and pay to any taxing authority any amount necessary to satisfy such obligation.

(e) The Corporation shall not issue fractional shares in respect of any dividend payment. If a dividend would result in the issuance of a fractional share of Series A Preferred Stock, each fractional share shall be rounded to the nearest whole share (with 0.5 shares of Series A Preferred Stock rounded to the next higher share of Series A Preferred Stock).

5. Special Rights Upon a Fundamental Change.

(a) A Holder shall have the right, in connection with any Fundamental Change, to convert shares of Series A Preferred Stock in accordance with Section 8 for that number of shares of Common Stock set forth in Section 5(b) at any time during the period (the “Fundamental Change Conversion Period”) beginning at the Open of Business on the Trading Day immediately following the Effective Date of a Fundamental Change and ending at the Close of Business on the 20th Trading Day immediately following such Effective Date (or (x) if earlier, the Mandatory Conversion Date, if applicable, or (y) if later, as extended by Section 5(d)) (such end date, the “Special Rights End Date”), subject to the provisions of this Section 5.

(b) If a Holder converts shares of its Series A Preferred Stock pursuant to this Section 5 during the Fundamental Change Conversion Period, the Corporation shall deliver to such converting Holder, for each share of Series A Preferred Stock surrendered for conversion, a number of shares of Common Stock equal to the sum of (A) the Conversion Rate and (B) the Make-Whole Premium determined pursuant to Section 5(f), if any. In addition, each Holder that converts shares of its Series A Preferred Stock pursuant to this Section 5, in addition to the number of shares of Common Stock issuable upon conversion pursuant to this Section 5(b) shall, on any conversion date during the Fundamental Change Conversion Period, have the right to receive an amount equal to any accumulated and unpaid dividends on such converted shares, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the Dividend Payment Date immediately preceding (or, if applicable, ending on) the conversion date (other than previously declared dividends payable to Holders of record as of a prior date), provided that the Corporation is then legally permitted to pay such dividends. The amount payable in respect of such dividends will be paid, at the Corporation’s sole election, either: (i) in cash, (ii) by delivery of shares of Common Stock or (iii) through a combination of cash and shares of Common Stock. If the Corporation elects to issue shares of Common Stock pursuant to this Section 5(b) in respect of any accrued and unpaid dividends on Series A Preferred Stock, the number of shares of Common Stock to be so issued will be determined by (x) first, determining the number of shares of Series A Preferred Stock that would be issuable pursuant to Section 4(b) in respect to such dividend (or partial dividend) and (y) second, determining the number of shares of Common Stock that would be issuable upon conversion pursuant to the first sentence of this Section 5(b) of such number of shares of Series A Preferred Stock.

(c) For any shares of Series A Preferred Stock that are converted pursuant to this Section 5 during the Fundamental Change Conversion Period, subject to the limitations described herein, the Corporation shall have the right to pay the Make-Whole Premium, in its sole discretion, (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) by delivery of any combination of cash and shares of Common Stock. Except to the extent the Corporation elects to make all or any portion of such payment in shares of Common Stock, the Corporation will pay the Make-Whole Premium on the Series A Preferred Stock in cash.

(d) The Corporation shall give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders no later than fifteen (15) Business Days prior to the anticipated Effective Date of the Fundamental Change or, if such prior notice is not practicable, no later than two (2) Business Days after such Fundamental Change. If the Corporation notifies Holders of a Fundamental Change later than the 15th Business Day prior to the actual Effective Date of such Fundamental Change, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, the 15th Business Day prior to the Effective Date of such Fundamental Change to, but not including, the date of the notice; provided that the Fundamental Change Conversion Period will not be extended beyond the Mandatory Conversion Date, if applicable.

(e) The Fundamental Change Notice shall be given in any manner compliant with the procedures of the Depository in effect at such time to each Holder on the date such notice is given. The Fundamental Change Notice shall state (i) the anticipated Effective Date of such Fundamental Change, (ii) the Special Rights End Date, (iii) the name and address of the Transfer Agent and (iv) the procedures that Holders must follow to exercise their conversion right pursuant to this Section 5.

(f) The number of additional shares of Common Stock, if any, to be added to the Conversion Rate per share of Series A Preferred Stock in connection with a Fundamental Change pursuant to Section 5(b) above (the “Make-Whole Premium”) shall be determined by reference to the table below, based on the Effective Date and the Stock Price with respect to such Fundamental Change.

	Stock Price[1]
	$10.400	$11.000	$11.500	$12.500	$15.000	$17.500	$20.000	$25.000	$50.000	$75.000
[●], 2017	9.1973	8.4980	7.9826	7.1075	5.5168	4.4435	3.6585	2.5755	0.5575	0.0821
[●], 2018	9.1973	6.1798	5.6609	4.8435	3.5501	2.8149	2.3235	1.6715	0.4115	0.0648
[●], 2019	9.1973	4.3162	3.5217	2.0995	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(g) The exact Stock Price and Effective Date may not be set forth on the table above, in which case:

(i) if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Make-Whole Premium shall be determined by straight-line interpolation between the Make-Whole Premium set forth for the higher and lower Stock Prices or the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $[●] per share (subject to adjustment in the same manner as the Stock Prices), no Make-Whole Premium will be added to the Conversion Rate; and

(iii) if the Stock Price is less than $[●] per share (subject to adjustment in the same manner as the Stock Prices), no Make-Whole Premium will be added to the Conversion Rate.

(h) Whenever any provision of this Certificate of Designations requires the Corporation to calculate the Closing Sale Prices or the Stock Prices for purposes of determining any Make-Whole Premium in connection with a Fundamental Change, the Board shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Closing Sale Prices or Stock Prices are to be calculated.

6. Voting. The shares of Series A Preferred Stock shall not have voting rights other than those set forth below or as otherwise required by Delaware law or the Certificate of Incorporation:

(a) If at any time a Voting Rights Triggering Event has occurred, then the Holders, voting as a single class with any other series of Preferred Stock or preference securities having similar voting rights that are exercisable (together, the “Voting Rights Class”), shall be entitled at the next regular or special meeting of stockholders of the Corporation to elect two additional directors to the Board. Upon the election of any such additional directors, the number of directors that comprise the Board shall be increased by such number of additional directors.

1	Note to Draft: Subject to change based on Initial Issue Date.

(b) The voting rights set forth in Section 6(a) may be exercised at a special meeting of the Corporation’s stockholders, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such special or annual meeting until such time as all dividends in arrears, the nonpayment of which caused the Voting Rights Triggering Event, shall have been paid in full, at which time or times, automatically and without any further action by any Person, such voting rights shall terminate (subject to the reinstatement of such rights upon a subsequent Voting Rights Triggering Event).

(c) At any meeting at which the holders of shares of the Voting Rights Class shall have the right to elect directors as provided in Section 6(a), the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director. Any director elected pursuant to the voting rights set forth in this Section 6 may be removed at any time, with or without cause, by the holders of record of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class at any time during which such holders’ rights pursuant to Section 6(a) continue. Any vacancy in respect of any such additional director arising at any time during which such holders’ rights pursuant to Section 6(a) continue (other than prior to the first election immediately following the applicable Voting Rights Triggering Event) may be filled by the written consent of the director elected by the Voting Rights Class remaining in office, or, if none remains in office, by a vote of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class; provided that the filling of each vacancy shall not violate the Amended and Restated Bylaws of the Corporation as in effect on the effective date of this Certificate of Designations or the corporate governance requirements of the NASDAQ Capital Market (or any other exchange or automated quotation system on which securities of the Corporation may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Directors elected pursuant to the voting rights set forth in Section 6(a) shall be entitled to one vote per director on any matter.

(d) Any director elected pursuant to the voting rights set forth in Section 6(a) shall hold office until the next annual meeting of stockholders; provided, however, notwithstanding the foregoing, at such time as all dividends in arrears, the nonpayment of which caused the Voting Rights Triggering Event, have been paid in full, then, automatically and without any further action by any Person, the terms of office of directors elected pursuant to the voting rights set forth in this Section 6 shall cease and the number of directors comprising the Board shall be reduced accordingly.

(e) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least a majority in voting power of the shares of Series A Preferred Stock outstanding at the time, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:

(i) amend or alter the provisions of the Certificate of Incorporation or this Certificate of Designations so as to authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized Capital Stock into shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock;

(ii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations so as to adversely affect any right, preference, privilege or voting power of the shares of Series A Preferred Stock;

(iii) consummate a binding share exchange or reclassification involving the shares of Series A Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case: (A) shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (B) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that:

(A) any increase in the amount of authorized but unissued shares of Preferred Stock;

(B) any increase in the authorized or issued shares of Series A Preferred Stock; and

(C) the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Stock or Junior Stock,

shall be deemed not to adversely affect the rights, preferences, privileges or voting powers of Holders and shall not require the affirmative vote or consent of Holders.

(f) If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in this Section 6 would affect one or more but not all series of voting Preferred Stock (including the Series A Preferred Stock for this purpose), then only the series of voting Preferred Stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting Preferred Stock.

(g) Whether a plurality, majority or other portion of the Series A Preferred Stock and any other voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series A Preferred Stock and such other voting Preferred Stock.

(h) Without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Series A Preferred Stock to file a certificate of correction with respect to this Certificate of Designations to the extent permitted by Section 103(f) of the DGCL.

7. Liquidation Preference.

(a) In the event of any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive in respect of its shares of Series A Preferred Stock and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities to the Corporation’s creditors and holders of shares of Senior Stock and before any payment or distribution is made to holders of Junior Stock (including the Common Stock), the Liquidation Preference per share of Series A Preferred Stock plus an amount equal to all accumulated and unpaid dividends on such shares, whether or not declared, to, but not including the date fixed for liquidation, winding up or dissolution.

(b) Neither the sale, conveyance, exchange or transfer of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, nor any share exchange or division involving the Corporation pursuant to applicable statutes providing for the consolidation, merger, share exchange or division, shall be deemed to be a liquidation, winding up or dissolution, whether voluntary or involuntary, for the purposes of this Section 7, notwithstanding that, for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, no payment shall be made to Holders pursuant to this Section 7 upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of any of the Corporation’s Subsidiaries or upon any reorganization of the Corporation’s Subsidiaries with or without the approval of the Corporation’s stockholders.

(c) After the payment to the Holders of the shares of Series A Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) In the event the assets of the Corporation available for distribution to the Holders and holders of shares of Parity Stock upon any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 7, such Holders and such holders of shares of Parity Stock shall share, equally and ratably in proportion to the respective full amounts to which such holders are entitled pursuant to this Section 7, in any distribution of the assets of the Corporation.

8. Conversion.

(a) Each Holder shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 8, any or all of such Holder’s shares of Series A Preferred Stock at an initial conversion rate of 86.9565 shares of fully paid and nonassessable shares of Common Stock, subject to adjustment as provided in this Section 8, (the “Conversion Rate”), per share of Series A Preferred Stock. Upon conversion of any share of Series A Preferred Stock, the Corporation shall deliver to the converting Holder, in respect of each share of Series A Preferred Stock being converted, (i) a number of shares of Common Stock equal to the Conversion Rate on the third Business Day immediately following the relevant Conversion Date plus (ii) the amount of any accumulated and unpaid dividends on such share, whether or not declared (subject to the proviso in Section 3(f)), which will be paid, at the Corporation’s election, either: (i) in cash, (ii) by delivery of shares of Common Stock at the Conversion Rate or (iii) through a combination of cash and shares of Common Stock; provided, however, that if a Holder so elects, all or any portion of any accrued and unpaid dividend owed to such Holder pursuant hetero shall be paid by the delivery of shares of Common Stock at the Conversion Rate.

(b) Before any Holder shall be entitled to convert a share of Series A Preferred Stock as set forth in Section 8(a), such Holder shall (i) in the event such Holder holds a beneficial interest in Global Series A Preferred Stock, comply with the procedures of the Depository in effect at the time of conversion for converting a beneficial interest in a global security, and (ii) in the event such Holder holds Certificated Series A Preferred Stock, (A) complete and manually sign the conversion notice on the back of such share of Certificated Series A Preferred Stock (or a facsimile thereof), stating the number of shares of Series A Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered to be registered (a “Notice of Conversion”), a form of which is attached hereto as Exhibit B, and deliver such Notice of Conversion, which is irrevocable, to the Transfer Agent, in its capacity as the conversion agent (or such other agent designated by the Corporation) (the “Conversion Agent”), (B) surrender such shares of Certificated Series A Preferred Stock to the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents, and (D) if required, pay all transfer or similar taxes, if any, as set forth more fully herein. The Conversion Agent shall notify the Corporation of any conversion pursuant to this Section 8 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this Section 8(b) is the “Conversion Date.” If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(c) Immediately prior to the Close of Business on the Conversion Date with respect to a conversion, conversion of the shares of Series A Preferred Stock surrendered for conversion shall be deemed to have been effected, and, as of the Close of Business on the Conversion Date, the converting Holder of such shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, excepting only the rights of holders thereof to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted, and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock.

(d) The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i) If the Corporation issues shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Corporation effects a share subdivision or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 =	OS1
CR0 x	OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share subdivision or share combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date of such share subdivision or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share subdivision or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend or distribution, or such share subdivision or share combination, as the case may be.

Any adjustment made under this Section 8(d)(i) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share subdivision or share combination, as the case may be. If any dividend, distribution, share subdivision or share combination of the type described in this Section 8(d)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the earlier of (A) the date the Board determines not to pay or make such dividend, distribution, subdivision or combination and (B) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury.

(ii) If the Corporation distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 45 calendar days after the date of issuance thereof, to purchase or subscribe for shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	OS0 + X
x	OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants and (B) the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any increase made under this Section 8(d)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not issued prior to the expiration or termination of such rights, options or warrants, the Conversion Rate shall be decreased, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the earlier of (A) the date the Board determines not to make such distribution and (B) the date such rights, options or warrants were to have been issued, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur.

For purposes of this Section 8(d)(ii), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

(iii) If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding (A) dividends, distributions, rights, options, warrants or other issuances as to which an adjustment was effected pursuant to Section 8(d)(i) or Section 8(d)(ii), (B) rights issued to all holders of Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with Common Stock and the plan provides that Holders will receive such rights along with any Common Stock received upon conversion of the Series A Preferred Stock, (C) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) Section 8(d)(iv), (D) any dividends and distributions in connection with any recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described in Section 8(h) and (E) Spin-Offs as to which the provisions set forth below in the last two paragraphs of this Section 8(d)(iii) shall apply, then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value as of the Record Date for such distribution (as determined in good faith by the Board) of the shares of the Corporation’s Capital Stock (other than Common Stock), evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock.

Any increase made under the portion of this Section 8(d)(iii) above shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the earlier of (A) the date the Board determines not to pay the distribution and (B) the date such dividend or distribution was to have been paid, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, for each share of Series A Preferred Stock held by it, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Corporation’s Capital Stock (other than Common Stock), evidences of indebtedness, or other assets, securities or property of the Corporation, or rights, options or warrants to acquire the Corporation’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 8(d)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references to “10 consecutive Trading Days” within the portion of this Section 8(d)(iii) related to Spin-Offs shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

(iv) If any cash dividend or distribution is made to all or substantially all holders of Common Stock (excluding dividends or distributions made in connection with the liquidation, dissolution or winding up of the Corporation and any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its Subsidiaries), the Conversion Rate shall be adjusted based on the following formula:

CR1 =	SP0
CR0 x	SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Corporation distributes to all or substantially all holders of its Common Stock.

Any adjustment made under this Section 8(d)(iv) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the earlier of (A) the date the Board determines not to pay or make such dividend or distribution and (B) the date such dividend or distribution was to have been paid, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), of if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, for each share of Series A Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(v) If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
SP1 x OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any increase made under this Section 8(d)(v) shall become effective at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10 consecutive Trading Days” within this Section 8(d)(v) shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Expiration Date for such tender or exchange offer and the relevant Conversion Date.

In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vi) All calculations and other determinations under this Section 8(d) shall be made by the Corporation and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate; provided, however, that the Corporation shall make all such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (A) on December 31 of each calendar year, (B) on the Conversion Date for any conversions of Series A Preferred Stock, (C) upon the occurrence of a Fundamental Change and (D) in the event that the Corporation exercises its mandatory conversion right pursuant to Section 9. No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock. The Corporation shall not take any action that would result in the Conversion Price being less than the par value (if any) of the Common Stock pursuant to this Certificate of Designations and without giving effect to the previous sentence.

(vii) In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 8(d), and to the extent permitted by applicable law and subject to the applicable rules of the NASDAQ Capital Market, the Corporation, from time to time, may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and the Board determines that such increase would be in the Corporation’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall send to each Holder at its last address appearing on the stock register of the Corporation a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii) Notwithstanding the foregoing in this Section 8(d) and for the avoidance of doubt, the Conversion Rate shall not be adjusted for: (A) the issuance of Common

Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of Common Stock, options, restricted stock, restricted stock units, performance units or rights to purchase those shares or similar equity instruments pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any of its Subsidiaries; (C) the issuance of Common Stock pursuant to any option, warrant, right or excisable, exchangeable or convertible security outstanding as of the Initial Issue Date; (D) a change in the par value of Common Stock; (E) a sale of Common Stock, or securities convertible or exercisable for Common Stock, for cash, other than in a transaction described in Section 8(d)(i) through Section 8(d)(v); (F) ordinary course of business stock repurchases that are not tender offers referred to in Section 8(d)(v), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board; (G) a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 8(d)(v); and (H) accumulated and unpaid dividends or distributions, except as provided in Section 5, Section 8, and Section 9. Except as described in this Section 8, we will not adjust the Conversion Rate.

(e) Notwithstanding Section 8(d)(ii) and Section 8(d)(iii), if the Corporation has a rights plan (including the distribution of rights pursuant thereto to all holders of Common Stock) in effect while any shares of Series A Preferred Stock remain outstanding (including the rights plan adopted by the Corporation in May 2016), Holders will receive, upon conversion of shares of Series A Preferred Stock, in addition to shares of Common Stock to which each such Holder is entitled, a corresponding number of rights in accordance with such rights plan. If, prior to any conversion of shares of Series A Preferred Stock, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all or substantially all holders of Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(d)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion of shares of Series A Preferred Stock, in addition to any shares of Common Stock to which such Holder is entitled, the rights described therein (unless such rights, options or warrants have separated from the Common Stock (in which case the Conversion Rate will be adjusted at the time of separation as if the Corporation made a distribution to all holders of Common Stock as described in Section 8(d)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle such Holder to an adjustment to the Conversion Rate.

(f) The Corporation may also (but is not required to) increase each Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. However, in either case, the Corporation may only make such a discretionary adjustment if it makes the same proportionate adjustment to each Conversion Rate.

(g) Upon any increase in the Conversion Rate, the Corporation promptly shall deliver to each Holder a certificate signed by an Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated, and specifying the increased Conversion Rate then in effect following such adjustment.

(h) In the case of:

(i) any recapitalization, reclassification or change in Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination),

(ii) any consolidation, merger or other combination involving the Corporation,

(iii) any sale, lease or other transfer or disposition to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange of the Corporation’s securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Series A Preferred Stock into shares of Common Stock shall be changed into a right to convert such share of Series A Preferred Stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). The Corporation shall amend its Certificate of Incorporation to effect this change, if applicable. In the event that, in connection with any such Reorganization Event, the holders of Common Stock have the opportunity to elect the form of all or any portion of the consideration to be received by such holders in such Reorganization Event, the Reference Property into which shares of Series A Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election (or of all holders of Common Stock if no holders of Common Stock make such election). The Corporation shall not become a party to any Reorganization Event unless its terms are consistent with this Section 8(h). Notwithstanding Section 8(d), no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Series A Preferred Stock.

The Corporation shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8. The provisions of this Section 8(h) shall apply to successive Reorganization Events.

None of the foregoing provisions of this Section 8(h) shall affect the right of a Holder to convert its Series A Preferred Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event.

In this Certificate of Designations, if Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to “Common Stock” are intended to refer to such Reference Property.

(i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock a number of its authorized but unissued shares of Common Stock equal to the maximum number of shares of Common Stock deliverable upon conversion of all shares of Series A Preferred Stock (including the maximum number of shares of Common Stock deliverable upon conversion during a Fundamental Change Conversion Period), and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

(j) A converting Holder is not required to pay any transfer or similar taxes due upon conversion of such Holder’s shares of Series A Preferred Stock, except that such Holder shall pay such transfer or similar taxes payable relating to any transfer involved in the issuance or delivery of shares of Common Stock, if any, due upon conversion of such shares of Series A Preferred Stock in a name other than that of the converting Holder. The Corporation may require that such converting Holder establish to the reasonable satisfaction of the Corporation, that such converting Holder has paid in full all applicable transfer or similar taxes, if any, payable by such converting Holder prior to issuing and delivered the shares of Common Stock due upon conversion of such converting Holder’s shares of Series A Preferred Stock. Notwithstanding the foregoing, upon surrender of a share of Series A Preferred Stock for conversion, the Corporation or an applicable withholding agent may deduct and withhold on cash dividends, shares of Common Stock or sale proceeds paid, subsequently paid or credited (or on the consideration otherwise delivered) with respect to such Holder or its successors and assigns the amount required to be deducted and withheld under applicable law.

9. Mandatory Conversion.

(a) At any time on or after [●], 2019, the Corporation shall have the right, at its option, to elect to cause all or any portion of the outstanding shares of Series A Preferred Stock to be automatically converted into that number of shares of Common Stock for each share of Series A Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9 only if the Closing Sale Price of the Common Stock equals or exceeds 120% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(b). Notwithstanding anything to the contrary in this Section 9(a), the Corporation shall not, in any calendar month, convert pursuant to this Section 9 a number of shares of Series

A Preferred Stock in excess of the number of shares of Series A Preferred Stock the conversion of which would result in the issuance of a number of shares of Common Stock in excess of 15% the number of shares of Common Stock traded on the NASDAQ Capital Market (or any other exchange or automated quotation system on which securities of the Corporation may be listed or quoted) during the calendar month preceding the month of the Mandatory Conversion Date (as defined below).

(b) To exercise the mandatory conversion right described in Section 9(a), the Corporation must issue a press release giving notice of such mandatory conversion for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by the Corporation) prior to the Open of Business on the first Trading Day immediately following any date on which the condition described in Section 9(a) is met, announcing such a mandatory conversion. The conversion date will be a date selected by the Corporation (the “Mandatory Conversion Date”) and will be no later than 10 calendar days after the date on which the Corporation issues the press release described in this Section 9(b). In addition to any information required by applicable law or regulation, such press release and notice of a mandatory conversion shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and (iii) that dividends on the Series A Preferred Stock to be converted will cease to accumulate on the Mandatory Conversion Date.

(c) On and after the Mandatory Conversion Date, dividends shall cease to accumulate on the Series A Preferred Stock called for a mandatory conversion pursuant to this Section 9 and all rights of Holders shall terminate except for the right to receive the shares of Common Stock issuable upon conversion thereof and, if applicable, a dividend on the Mandatory Conversion Date as provided in the following sentence. An amount equal to the amount of any accumulated and unpaid dividends with respect to the Series A Preferred Stock called for a mandatory conversion pursuant to this Section 9 as of the Close of Business on the Mandatory Conversion Date shall be paid on such Mandatory Conversion Date to the record holder of such share at the Close of Business on such Mandatory Conversion Date at the Corporation’s sole election, either: (i) in cash, (ii) by delivery of shares of Common Stock at the Conversion Rate or (iii) through a combination of cash and shares of Common Stock.

(d) The Corporation may not authorize, issue a press release or give notice of any mandatory conversion pursuant to this Section 9 unless, prior to giving the mandatory conversion notice, all accumulated and unpaid dividends on the Series A Preferred Stock (whether or not declared) for dividend periods ended prior to the date of such mandatory conversion notice shall have been paid or such accumulated and unpaid dividends are declared and a sufficient sum in cash or number of shares of Series A Common Stock or Common Stock for payment of such dividends shall have been set aside for payment on or prior to the Mandatory Conversion Date.

10. No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock will be delivered upon redemption or conversion of the Series A Preferred Stock, whether voluntary or mandatory. Instead, the Corporation shall round up to the nearest whole share the number of shares of Common Stock to be delivered.

11. Rule 144A Information. At any time the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, the Corporation will, so long as any shares of the Series A Preferred Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to Continental Stock Transfer & Trust Company, as Transfer Agent, and, upon written request, provide to any holder, beneficial owner or prospective purchaser of such shares of Series A Preferred Stock or shares of Common Stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such shares of Series A Preferred Stock or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Corporation will take such further action as any Holder or beneficial owner of such shares of Series A Preferred Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such shares of Series A Preferred Stock or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

12. [Reserved.]

13. Certificates.

(a) Form and Dating. The Series A Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law or stock exchange rules; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series A Preferred Stock certificate shall be dated the date of its authentication.

(i) Global Series A Preferred Stock. The Series A Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Series A Preferred Stock”), which shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of Cede & Co. or other nominee of DTC, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Series A Preferred Stock represented by Global Series A Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

(ii) Book-Entry Provisions. In the event Global Series A Preferred Stock is deposited with or on behalf of DTC, the Corporation shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Series A Preferred Stock certificates that (A) shall be registered in the name of Cede & Co. as nominee for DTC as depository for such Global Series A Preferred Stock, or other nominee of DTC and (B) shall be delivered by the Transfer Agent to DTC or, pursuant to DTC’s instructions, held by the Transfer Agent as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Series A Preferred Stock held on their behalf by DTC or by the

Transfer Agent as the custodian of DTC or under such Global Series A Preferred Stock, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Series A Preferred Stock.

(iii) Certificated Series A Preferred Stock. Except as provided in this Section 13(a) or in Section 13(c), owners of beneficial interests in Global Series A Preferred Stock will not be entitled to receive physical delivery of Series A Preferred Stock in fully registered certificated form (“Certificated Series A Preferred Stock”).

(b) Execution and Authentication. The (i) Chairman of the Board, Chief Executive Officer, President or a Vice President and (ii) either the Treasurer or an Assistant Treasurer of the Corporation, or the Secretary or Assistant Secretary of the Corporation, shall sign each Series A Preferred Stock certificate for the Corporation by manual or facsimile signature, and such certificates may bear the seal of the Corporation or a facsimile thereof.

If any person who has signed or whose facsimile signature has been placed upon a Series A Preferred Stock certificate on behalf of the Corporation shall have ceased to be Chairman of the Board or shall have ceased to be an Officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated in accordance with this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for up to [●] shares of Series A Preferred Stock for original issue upon a written order of the Corporation signed by two Officers of the Corporation. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c) Transfer and Exchange.

(i) Transfer and Exchange of Certificated Series A Preferred Stock. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided that the Certificated Series A Preferred Stock surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing.

(ii) Restrictions on Transfer of Certificated Series A Preferred Stock for a Beneficial Interest in Global Series A Preferred Stock. Certificated Series A Preferred Stock may not be exchanged for a beneficial interest in Global Series A Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Series A Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Corporation and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Series A Preferred Stock to reflect an increase in the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, then the Transfer Agent shall cancel such Certificated Series A Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock to be increased accordingly. If no Global Series A Preferred Stock is then outstanding, the Corporation shall issue and the Transfer Agent shall authenticate, upon written order of the Corporation in the form of an Officers’ Certificate, a new Global Series A Preferred Stock representing the appropriate number of shares.

(iii) Transfer and Exchange of Global Series A Preferred Stock. The transfer and exchange of Global Series A Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv) Transfer of a Beneficial Interest in Global Series A Preferred Stock for Certificated Series A Preferred Stock.

(A) If at any time: (1) DTC notifies the Corporation that DTC is unwilling or unable to continue as depository for the Global Series A Preferred Stock and a successor depository for the Global Series A Preferred Stock is not appointed by the Corporation within 90 days after delivery of such notice; or (2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Series A Preferred Stock is not appointed by the Corporation within 90 days, then the Corporation shall execute, and the Transfer Agent, upon receipt of a written order of the Corporation signed by two Officers of the Corporation requesting the authentication and delivery of Certificated Series A Preferred Stock to the Persons designated by the Corporation, shall authenticate and deliver Certificated Series A Preferred Stock equal to the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, in exchange for such Global Series A Preferred Stock. Subject to the foregoing, the beneficial interests in a Global Series A Preferred Stock shall not be exchangeable for Certificated Series A Preferred Stock.

(B) Certificated Series A Preferred Stock issued in exchange for a beneficial interest in a Global Series A Preferred Stock pursuant to this Section 13(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Series A Preferred Stock to the Persons in whose names such Series A Preferred Stock are so registered in accordance with the instructions of DTC.

(v) Restrictions on Transfer of Global Series A Preferred Stock. Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in Section 13(c)(iv)), Global Series A Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(vi) Cancellation or Adjustment of Global Series A Preferred Stock. At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, converted or canceled, such Global Series A Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Series A Preferred Stock is exchanged for Certificated Series A Preferred Stock, converted or canceled, the number of shares of Series A Preferred Stock represented by such Global Series A Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Series A Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(vii) Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.

(A) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock and Global Series A Preferred Stock as required pursuant to the provisions of this Section 13(c).

(B) All Certificated Series A Preferred Stock and Global Series A Preferred Stock issued upon any registration of transfer or exchange of Certificated Series A Preferred Stock or Global Series A Preferred Stock shall be the valid Capital Stock of the Corporation, entitled to the same benefits under this Certificate of Designations as the Certificated Series A Preferred Stock or Global Series A Preferred Stock surrendered upon such registration of transfer or exchange.

(C) Prior to due presentment for registration or transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(D) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Series A Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, except as otherwise set forth herein, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock certificates or Common Stock certificates.

(viii) No Obligation of the Transfer Agent.

(A) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Series A Preferred Stock, any Agent Member or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series A Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Series A Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to such Holders under this Certificate of Designations shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Series A Preferred Stock). The rights of beneficial owners in any Global Series A Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners.

(B) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Series A Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(e) Temporary Certificates. Until definitive Series A Preferred Stock certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall authenticate temporary Series A Preferred Stock certificates. Any temporary Series A Preferred Stock certificates shall be substantially in the form of definitive Series A Preferred Stock certificates but may have variations that the Corporation considers appropriate for temporary Series A Preferred Stock certificates. Without unreasonable delay, the Corporation shall prepare and the Transfer Agent shall authenticate definitive Series A Preferred Stock certificates and deliver them in exchange for temporary Series A Preferred Stock certificates.

(f) Cancellation. In the event the Corporation shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(i) At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, converted, repurchased or canceled, such Global Series A Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(ii) The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Corporation. The Corporation may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Corporation has purchased or otherwise acquired.

14. Other Provisions.

(a) With respect to any notice to a Holder required to be provided hereunder, neither failure to send such notice, nor any defect therein or in the sending thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares of Series A Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation; provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

(c) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder, or for Global Series A Preferred Stock, to the Depository in accordance with its procedures.

(d) Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(e) Holders of shares of Series A Preferred Stock shall not be entitled to any preemptive rights to acquire additional Capital Stock of the Corporation.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designations to be duly executed this [●] day of [●], 20[●].

KLR ENERGY ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Certificate of Designations of KLR Energy Acquisition Corp.]

EXHIBIT A

FORM OF CERTIFICATED SERIES A PREFERRED STOCK CERTIFICATE

FACE OF SECURITY

[INSERT 144A LEGEND]

[THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION 13 OF THE CERTIFICATE OF DESIGNATIONS AND (2) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE CERTIFICATE OF DESIGNATIONS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SERIES A PREFERRED STOCK IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

2	Insert if a global security

Exhibit A-1

Certificate Number [ ]	Number of Shares of
Series A Preferred Stock [ ]
CUSIP No.: [●]
ISIN No.: [●]

8.000% Series A Cumulative Perpetual Convertible Preferred Stock

of

KLR Energy Acquisition Corp.

KLR ENERGY ACQUISITION CORP., a Delaware corporation (the “Corporation”) hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] fully paid and non-assessable shares of preferred stock, par value $0.0001 per share, of the Corporation, designated as the 8.000% Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferrable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are as specified in, and the shares of the Series A Preferred Stock are issued and shall in all respects be subject to the provisions of, the Certificate of Designations dated [●], 201[●], as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid for any purpose.

IN WITNESS WHEREOF, the Corporation has executed this certificate this [    ] day of [                ], 20[    ]

KLR ENERGY ACQUISITION CORP.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-2

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Authorized Signatory

Exhibit A-3

REVERSE OF SECURITY

The Corporation will furnish without charge and upon written request to each Holder the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Requests may be made to:

KLR Energy Acquisition Corp.

[Address]

[City, State, Zip]

Attention: [●]

Exhibit A-4

ASSIGNMENT

To assign this Series A Preferred Stock certificate, fill in the form below:

FOR VALUE RECEIVED, the undersigned hereby assigns and transfer the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Insert assignee’s name, address and zip code)

and irrevocably appoints:

as agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Dated:

Your Signature:
(Sign exactly as your name appears on the face of this certificate)

Signature Guarantee:[3]

3	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-5

EXHIBIT B

FORM OF NOTICE OF CONVERSION

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 8.000% Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) of Resolute Energy Corporation (the “Corporation”), represented by stock certificate No(s). [            ] (the “Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share, of the Corporation (“Common Stock”) according to the conditions of the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”). The Corporation will pay any documentary, stamp or similar issue or tax on the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, unless the tax is due because the undersigned requests such shares of Common Stock to be issued in a name other than the undersigned’s name, in which case the undersigned will pay the tax. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Designations.

Number of shares of Series A Preferred Stock to be converted:

Name(s) (with address(es)) in which the certificate(s) for any shares of Common Stock are to be registered:4

Signature:

Name of registered Holder:

Fax No.:

Telephone No.:

4	The Corporation is not required to issue shares of Common Stock until you, among other things, (a) if required, furnish appropriate endorsements and transfer documents and (b) if required, pay funds equal to any dividend payable on the next Dividend Payment Date to which you are not entitled.

Exhibit B-1

EXHIBIT B

INVESTOR QUESTIONNAIRE

This Investor Questionnaire is to be completed by persons interested in acquiring Acquired Securities and Additional Shares (collectively, the “Securities”). The following information is needed in order to ensure compliance with the requirements of the private placement exemptions from federal and state securities registration provisions and to determine whether the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D (“Regulation D”) under the Securities Act. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the undersigned’s Subscription Agreement (the “Subscription Agreement”) to which this Investor Questionnaire relates. The undersigned understands that the information contained herein will be relied upon by the Company and its counsel for purposes of such determination.

The undersigned hereby represents and warrants that he, she or it is an “accredited investor,” within the meaning of Rule 501(a) of Regulation D, based upon the fact that he, she or it meets at least one of the following requirements (check all that apply):

SECTION I: INDIVIDUALS

1.	I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.[1]

Yes ☐ No ☐ (Please check either yes or no)

2.	I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.[2]

Yes ☐ No ☐ (Please check either yes or no)

3.	I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

Yes ☐ No ☐ (Please check either yes or no)

[1]	For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities.
[2]	For purposes of this item, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

4.	I am a director, executive officer or general partner of the Company, or a director, executive officer or general partner of a general partner of the Company.[3]

Yes ☐ No ☐ (Please check either yes or no)

5.	I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investing in the Securities.

Yes ☐ No ☐ (Please check either yes or no).

6.	In addition, please provide the following information:

(a) Your name:

(b) The state in which you currently reside:

(c) Social Security Number:

SECTION II: ENTITIES AND TRUSTS

7.	The undersigned is an institutional investor of one or more of the following types. Please check the appropriate description which applies to you.

A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity.

A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended. An insurance company as defined in Section 2(13) of the Act.

An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

A business development company as defined in Section 2(a)(48) of the 1940 Act.

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000.

[3]	For purposes of this item, executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.

An employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974 (“ERISA”), and either (i) the investment decision with respect to this subscription is to be made by a plan fiduciary, as defined in Section 3 (21) of ERISA, which is either a bank, savings and loan association, an insurance company, or a registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, investment decisions are made solely by “accredited investors” within the meaning of U.S. federal securities laws.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5,000,000.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, which acquisition is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

A trust, which has total assets equal to or less than $5,000,000 and any investment decisions are made by a “bank” or “savings and loan association,” as defined in the Securities Act, acting in a fiduciary capacity as trustee thereunder.

A revocable trust, which may be amended or revoked at any time by the grantors thereof, and all of the grantors are “accredited investors” as described herein.

An entity not formed for the specific purpose of acquiring the Securities and has total assets of at least $5,000,000.

An entity (other than trust) in which all of the equity owners are “accredited investors,” as that term is defined in Rule 501 (a) under Regulation D of the Securities Act, and as described in this questionnaire. The Company may, in its sole discretion, request information regarding the basis on which such equity owners are accredited.

8.	In addition, please provide the following information:

(a)	Name of Entity:

(b)	State of Formation:

(c)	Primary Place of Business:[4]

(d)	Tax I.D. Number:

[4]	Please provide the address of your principal place of business (or, if there is more than one place of business, the chief executive office). With respect to each natural person trustee of a signatory that is a trust, please provide the address of your primary residence and place of business (or, if there is more than one place of business, the chief executive office). With respect to each signatory that is a trust with an entity trustee, please provide the information requested of an entity.

SECTION III: ADDITIONAL REPRESENTATIONS AND WARRANTIES, UNDERSTANDINGS, RISK ACKNOWLEDGMENTS, AND COVENANTS

9.	The undersigned is acquiring the Securities for its own account, not as a nominee or agent, for investment purposes and not with a view towards distribution or resale within the meaning of the Securities Act (absent the registration of the Securities for resale under the Securities Act or a valid exemption from registration). The undersigned will not sell, assign or transfer such securities at any time in violation of the Securities Act or applicable state securities laws. The undersigned acknowledges that the Securities cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

10.	The undersigned acknowledges that any certificates issued representing the Preferred Stock, the Warrants and the Additional Shares sold pursuant to the Subscription Agreement will be imprinted with a legend in substantially the following forms, respectively:

“THE SERIES A CONVERTIBLE PREFERRED STOCK EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NONE OF THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK, IF ANY, AND ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

“THE WARRANTS EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NONE OF THE WARRANTS OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS, IF ANY, AND ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

“THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES

LAWS OF ANY STATE OR OTHER JURISDICTION. THE COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

11.	The undersigned has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the undersigned’s interest in connection with the acquisition of the Securities pursuant to the Subscription Agreement. The undersigned understands that the acquisition of the Securities is a speculative investment and involves substantial risks and that the undersigned could lose the undersigned’s entire investment. Further, the undersigned has (i) carefully read and considered the risks identified in the Disclosure Documents (as defined below), (ii) been provided a reasonable opportunity to ask questions of, and to receive answers from, the officers and employees of the Company, and (iii) carefully considered the risks related to the Transaction and its investment, and has taken full cognizance of and understands all of the risks related to the Company, Tema, the Transaction, the Securities and the transactions contemplated hereby and thereby, including, without limitation, the acquisition of the Securities. The undersigned has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the foregoing, including, without limitation, acquiring and owning the Securities. The undersigned has the ability to bear the economic risks of the undersigned’s investment in the Company, including a complete loss of the investment, and the undersigned has no need for liquidity in such investment.

12.	The undersigned has been furnished by the Company all information (or provided access to all information) regarding the business and financial condition of the Company, Tema, their expected plans for future business activities, the attributes of the Securities and the merits and risks of an investment in the Securities which the undersigned has requested or otherwise needs to evaluate the investment in the Company. The undersigned is in receipt of and has carefully read and understands the following items (collectively, the “Disclosure Documents”):

(a)	the Registration Statement on Form S-1 filed by the Company with the SEC on January 19, 2016, and all amendments thereto, and the definitive prospectus filed by the Company with the SEC on March 11, 2016 (the “Prospectus”);

(b)	each filing made by the Company with the SEC since the filing of the Prospectus;

(c)	the Business Combination Agreement (including all schedules, exhibits and annexes thereto), which the undersigned has received in draft form; and

(d)	the November 2016 Investor Presentation.

The undersigned understands the significant extent to which certain of the disclosures contained in items (a) through (d) above shall no longer apply following the respective dates of such disclosures and/or following the acquisition of Tema by the Company in accordance with the Business Combination Agreement. The undersigned acknowledges that the Business Combination Agreement is subject to change without notice and that the undersigned has no rights to object to, nor will the undersigned be entitled to consent to, any proposed changes to the Business Combination Agreement. The undersigned acknowledges that, except as expressly set forth in the Subscription Agreement, neither the Company, nor Tema, nor any of their respective affiliates, advisors or representatives has made or makes any representation or warranty to the undersigned in respect of the Company, Tema, the Transaction, or the transactions contemplated hereby and thereby, including, without limitation, with respect to (i) the Company’s, Tema’s, or any of their subsidiaries’ businesses, operations, assets, liabilities, condition

(financial or otherwise) or prospects or any other matter relating to them or (ii) the accuracy or completeness of any documentation, forecasts, projections, estimates or other information provided by the Company, Tema, or any of their respective affiliates, advisors or representatives.

13.	In making its investment decision to acquire the Securities, the undersigned is relying solely on investigations made by itself and the undersigned’s representatives. The offer to sell the Securities was communicated to the undersigned in such a manner that the undersigned was able to ask questions of and receive answers from the management of the Company and Tema concerning the terms and conditions of the proposed transaction and that at no time was the undersigned presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

14.	The undersigned agrees to furnish the Company with such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company as soon as reasonably practical of any material change in the information provided herein that occurs prior to the acceptance of the undersigned’s subscription pursuant to the Subscription Agreement.

15.	The undersigned has adequate means of providing for the undersigned’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment, at the present time, could afford a complete loss of such investment and, if the undersigned is a natural person, the undersigned has reached the age of majority in the state in which the undersigned resides.

16.	If the undersigned is a partnership, corporation, trust, estate or other entity (an “Entity”): (i) such Entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, the Subscription Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the acquisition of the Securities, (b) to delegate authority pursuant to power of attorney and (c) to acquire and hold such Securities; (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

17.	The Subscription Agreement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited: (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) by equitable limitations on the availability of specific remedies; (iii) by principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

18.

Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Subscriber understands that the Securities, and any Conversion Shares or Warrant Exercise Shares, may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Securities shall contain a legend to such effect. Subscriber acknowledges that the Securities, and any Conversion Shares or Warrant Exercise Shares, will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired

Securities, and any Conversion Shares or Warrant Exercise Shares, will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Securities, Conversion Shares or Warrant Exercise Shares and may be required to bear the financial risk of an investment in the Securities, Conversion Shares or Warrant Exercise Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities, Conversion Shares or Warrant Exercise Shares.

19.	Subscriber understands and agrees that Subscriber is purchasing the Acquired Securities directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, Tema or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement.

20.	Subscriber represents and warrants that its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

21.	Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

22.	Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Securities were legally derived.

23.	The undersigned understands and confirms that the Company will rely on the representations and covenants contained herein, including that the undersigned has carefully read and considered the risks identified in the Disclosure Documents, in effecting the transactions contemplated by the Subscription Agreement and the Business Combination Agreement. All representations and warranties provided to the Company furnished by or on behalf of the undersigned, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

24.	Neither the undersigned nor, to the extent it has them, any of its stockholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the undersigned, the “Subscriber Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event exempted by Rule 506(d)(2) or (d)(3). The undersigned has exercised reasonable care to determine whether any Subscriber Covered Person is subject to a Disqualification Event. The acquisition of the Securities by the undersigned will not subject the Company to any Disqualification Event.

(Signature Page Follows)

Signature Page

By signing below, you as the undersigned are representing to the Company that (a) the information you have provided and the representations set forth in this Investor Questionnaire is complete and accurate on the date set forth below and that the Company may rely upon such information, and (b) you will notify the Company immediately of any material change in any of such information that occurs prior to the issuance to you of the Securities.

Full Legal Name of the Investor:

Signature of Proposed Investor or person signing on its behalf	Signature of Proposed Co-Investor or person signing on its behalf
(required if any Securities will be jointly held)

Dated: ,	Dated: ,

Print name and title of the signatory (if any)	Print name and title of the signatory (if any)

EXHIBIT C

FORM W-9

[attached]

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

# Request for Taxpayer Identification Number and Certification

**Give Form to the requester. Do not send to the IRS.**

Print or type
See **Specific Instructions** on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

**Note.** For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting code (if any)

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

**Part I** **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

**Note.** If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

**Social security number**

☐☐☐ - ☐☐ - ☐☐☐☐

**or**

**Employer identification number**

☐☐ - ☐☐☐☐☐☐☐

**Part II** **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

**Certification instructions.** You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

**Sign Here** **Signature of U.S. person ▶** **Date ▶**

## General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

**Future developments.** Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

## Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

*If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.*

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and
4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Form W-9 (Rev. 12-2014) Page **2**

**Note.** If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

**Definition of a U.S. person.** For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

**Special rules for partnerships.** Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

**Foreign person.** If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

**Nonresident alien who becomes a resident alien.** Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

***Example.*** Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

## Backup Withholding

**What is backup withholding?** Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

**Payments you receive will be subject to backup withholding if:**

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* above.

## What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

## Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

## Penalties

**Failure to furnish TIN.** If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

**Civil penalty for false information with respect to withholding.** If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

**Criminal penalty for falsifying information.** Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

**Misuse of TINs.** If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

# Specific Instructions

## Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

**Note. ITIN applicant:** Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014) Page 3

### Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

### Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

**Limited Liability Company (LLC).** If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

### Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

**Exempt payee code.**

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

| IF the payment is for . . . | THEN the payment is exempt for . . . |
|---|---|
| Interest and dividend payments | All exempt payees except for 7 |
| Broker transactions | Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. |
| Barter exchange transactions and patronage dividends | Exempt payees 1 through 4 |
| Payments over $600 required to be reported and direct sales over $5,000[1] | Generally, exempt payees 1 through 5[2] |
| Payments made in settlement of payment card or third party network transactions | Exempt payees 1 through 4 |

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

**Exemption from FATCA reporting code.** The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

**Note.** You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

### Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

### Line 6

Enter your city, state, and ZIP code.

## Part I. Taxpayer Identification Number (TIN)

**Enter your TIN in the appropriate box.** If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

**Note.** See the chart on page 4 for further clarification of name and TIN combinations.

**How to get a TIN.** If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

**Note.** Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

**Caution:** *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Form W-9 (Rev. 12-2014) Page **4**

## Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code* earlier.

**Signature requirements.** Complete the certification as indicated in items 1 through 5 below.

**1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983.** You must give your correct TIN, but you do not have to sign the certification.

**2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983.** You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

**3. Real estate transactions.** You must sign the certification. You may cross out item 2 of the certification.

**4. Other payments.** You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

**5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions.** You must give your correct TIN, but you do not have to sign the certification.

## What Name and Number To Give the Requester

| For this type of account: | Give name and SSN of: |
|---|---|
| 1. Individual | The individual |
| 2. Two or more individuals (joint account) | The actual owner of the account or, if combined funds, the first individual on the account[1] |
| 3. Custodian account of a minor (Uniform Gift to Minors Act) | The minor[2] |
| 4. a. The usual revocable savings trust (grantor is also trustee) | The grantor-trustee[1] |
| b. So-called trust account that is not a legal or valid trust under state law | The actual owner[1] |
| 5. Sole proprietorship or disregarded entity owned by an individual | The owner[3] |
| 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A)) | The grantor* |
| **For this type of account:** | **Give name and EIN of:** |
| 7. Disregarded entity not owned by an individual | The owner |
| 8. A valid trust, estate, or pension trust | Legal entity[4] |
| 9. Corporation or LLC electing corporate status on Form 8832 or Form 2553 | The corporation |
| 10. Association, club, religious, charitable, educational, or other tax-exempt organization | The organization |
| 11. Partnership or multi-member LLC | The partnership |
| 12. A broker or registered nominee | The broker or nominee |
| 13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments | The public entity |
| 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B)) | The trust |

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 2.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

**Note.** If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

## Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

**Protect yourself from suspicious emails or phishing schemes.** Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

## Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

EXHIBIT D

CERTIFICATE OF ACCREDITED INVESTOR (CANADIAN)

TO:	KLR ENERGY ACQUISITION CORP. (the “Corporation”)

In connection with the proposed purchase by the undersigned purchaser (the “Purchaser”) of securities (the “Securities”) of the Corporation, the Purchaser represents, warrants, covenants and certifies that:

1.	the Purchaser is purchasing the Securities as principal for its own account and not for the benefit of another, or is deemed to be purchasing the Securities as principal pursuant to applicable securities laws, and is:

(a)	an “accredited investor” within the meaning of National Instrument 45-106 - Prospectus Exemptions (“NI 45-106”) by virtue of satisfying the indicated criterion as set out in Schedule “A” to this Certificate (YOU MUST ALSO INITIAL THE APPLICABLE ITEM ON SCHEDULE “A” TO THIS CERTIFICATE); or

(b)	purchasing the Securities as agent or trustee for a beneficial purchaser, and each such beneficial purchaser is purchasing as principal for its own account and not for the benefit of another, and each such beneficial purchaser is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Schedule “A” to this certificate (YOU MUST ALSO INITIAL THE APPLICABLE ITEM ON SCHEDULE “A” TO THIS CERTIFICATE);

2.	if the Purchaser (or beneficial purchaser) is not an individual, the person was not created or used solely to purchaser or hold securities as an accredited investor;

3.	these representations, warranties, covenants and certifications will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchaser’s Securities and will survive the completion of the issue of the Purchaser’s Securities; and

4.	these representations, warranties, covenants and certifications are made by the Purchaser with the intent that they be relied upon in determining the suitability of the beneficial purchaser as a purchaser of the Securities, and the Purchaser undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Purchaser (and the beneficial purchaser) set forth herein which takes place prior to the closing time of the purchase and sale of the Purchaser’s Securities.

Dated:                     .

Print Name of Purchaser

By:
Telephone Number		Signature

Name and Title

Address		(please print name and title of individual whose signature appears above, if different from name of Purchaser printed above)

IMPORTANT: (A) PLEASE INITIAL THE APPLICABLE ITEM ON THE ATTACHED SCHEDULE “A”

(B) INDIVIDUAL INVESTORS WHO HAVE INITIALED BESIDE ITEM (J), (K) OR (L)ON SCHEDULE “A” MUST ALSO COMPLETE AND SIGN A FORM 45-106F9.

SCHEDULE “A”

DEFINITION OF “ACCREDITED INVESTOR”

INSTRUCTIONS:

(1) Prior to completing this Schedule “A”, please carefully review the definitions provided at the end of this Schedule, particularly the definitions of “financial assets” as distinguished from “net assets”, as well as “related liabilities”.

(2) Please initial beside the applicable item(s) of the definition of “accredited investor” listed below.

Initials

(a)	a Canadian financial institution, or a Schedule III bank; or

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer; or

(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec; or

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada; or

(j)	an individual who, either alone or with a spouse, beneficially owns financial assets (which term excludes real estate) having an aggregate realizable value that before taxes, but net of any related liabilities:

(i) exceeds $1,000,000 and is less than $5,000,000; or

(ii) exceeds $5,000,000; or

[MUST INITIAL (i) OR (ii) AND COMPLETE A FORM 45-106F9.]

(j.1)	an individual who beneficially owns financial assets (which term excludes real estate) having an aggregate realizable value that, before taxes but net of any related liabilities:

	(i)	exceeds $5,000,000 and is less than $10,000,000; or

	(ii)	exceeds $10,000,000; or

[MUST INITIAL (i) OR (ii).]

(k)	an individual:

	(i)	whose net income before taxes exceeded $200,000 but was less than $500,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 but was less than $1,000,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

	(ii)	whose net income before taxes exceeded $500,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $1,000,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

[MUST INITIAL (i) OR (ii) AND COMPLETE A FORM 45-106F9.]

(l)	an individual who, either alone or with a spouse, has net assets that:

	(i)	exceed $5,000,000 and is less than $10,000,000; or

	(ii)	exceed $10,000,000; or

[MUST INITIAL (i) OR (ii) AND COMPLETE A FORM 45-106F9.]

(m)	a person, other than an individual or investment fund, that has net assets as shown on its most recently prepared financial statements that:

	(i)	exceed $5,000,000 and is less than $10,000,000; or

	(ii)	exceed $10,000,000; or

[MUST INITIAL (i) OR (ii).]

(n)	an investment fund that distributes or has distributed its securities only to

	(i)	a person that is or was an accredited investor at the time of the distribution,

	(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [“Minimum Amount Investment exemption”] or 2.19 [“Additional Investment in Investment Funds exemption”] of NI 45-106, or

	(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [“Investment Fund Reinvestment exemption”] of NI 45-106; or

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; or

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in this Schedule); or

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

(w)	a trust established by an accredited investor (as defined in this Schedule) for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors (as defined in this Schedule) and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

All dollar amounts referred to in this Schedule are expressed in Canadian dollars.

Definitions

For the purposes of this Schedule:

(a)	A trust company or trust corporation described in paragraph (p) above, other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada, is deemed to be purchasing as principal; and

(b)	A person described in paragraph (q) above is deemed to be purchasing as principal.

For the purposes of this Schedule, the following definitions apply:

“Additional Investment in Investment Funds exemption” refers to the following exemption:

(a)	The prospectus requirement does not apply to a distribution by an investment fund or the investment fund manager of the fund, of a security of the investment fund’s own issue to a security holder of the investment fund if

(i)	the security holder initially acquired securities of the investment fund as principal for an acquisition cost of not less than $150,000 paid in cash at the time of the distribution,

(ii)	the distribution is in respect of a security of the same class or series as the securities initially acquired as described in subsection (i), and

(iii)	the security holder, as at the date of the distribution, holds securities of the investment fund that have an acquisition cost of not less than $150,000, or a net asset value of not less than $150,000;

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central credit cooperative society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“control person” has the same meaning ascribed to that term under applicable securities legislation and in British Columbia is defined as follows:

(a)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(b)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer.

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation; and specifically excludes real estate. For the purposes of paragraphs (j) and (j.1) above, financial assets are those financial assets which are beneficially owned. The following factors are indicative of beneficial ownership of financial assets:

(a)	physical or constructive possession of evidence of ownership of the financial asset;

(b)	entitlement to receipt of any income generate d by the financial asset;

(c)	risk of loss of the value of the financial asset; and

(d)	the ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

Financial assets are generally liquid or relatively easy to liquidate. Realizable value of financial assets generally means the fair market value of the assets that may reasonably be obtained in an orderly liquidation. To satisfy the thresholds in paragraphs (j) and (j.1) above, the value must be net of related liabilities.

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes

(a)	an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act, R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments, and

(b)	a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act, R.S.B.C. 1996 c. 429, whose business objective is making multiple investments;

“Investment Fund Reinvestment exemption” refers to the following exemption:

(a)	Subject to subsections (c), (d), (e) and (f) of this definition, the prospectus requirement does not apply to the following distribution by an investment fund, and the investment fund manager of the fund, to a security holder of the investment fund if the distributions are permitted by a plan of the investment fund:

(i)	a distribution of a security of the investment fund’s own issue if dividends or distributions out of earnings, surplus, capital or other sources payable in respect of the investments fund’s securities is applied to the purchase of the security that is of the same class or series as the securities to which the dividends or distributions out of earnings, surplus, capital or other sources are attributable, and

(ii)	subject to subsection (b), a distribution of a security of the investment fund’s own issue if the security holder makes optional cash payments to purchase the security of the investment fund that is of the same class or series of securities described in paragraph (i) that trade on a marketplace.

(b)	The aggregate number of securities issued under the optional cash payment referred to in subsection (a)(ii) must not exceed, in any financial year of the investment fund during which the trade takes place, 2% of the issued and outstanding securities of the class to which the plan relates as at the beginning of the financial year.

(c)	A plan that permits the distributions described in subsection (a) must be available to every security holder in Canada to which the dividend or distribution out of earnings, surplus, capital or other sources is available.

(d)	A person must not charge a fee for a distribution described in subsection (a).

(e)	An investment fund that is a reporting issuer and is a continuous distribution must set out in its current prospectus (i) details of any deferred or contingent sales charge or redemption fee that is payable at the time of the redemption of the security, (ii) any right that the security holder has to make an election to receive cash instead of securities on the payment of a dividend or making of a distribution by the investment fund, and (iii) instructions on how the right referred to in paragraph (ii) can be exercised.

(f)	An investment fund that is a reporting issuer and is not in continuous distribution must provide the information required by subsection (e) in its prospectus, annual information form or a material change report.

“jurisdiction” or “jurisdiction of Canada” means a province or territory of Canada except when used in the term foreign jurisdiction;

“local jurisdiction” means, in a national instrument or multilateral instrument adopted or made by a Canadian securities regulatory authority, the jurisdiction in which the Canadian securities regulatory authority is situate;

“Minimum Amount Investment exemption” refers to the following exemption:

(a)	The prospectus requirement does not apply in respect of a distribution in a security to a person if all of the following apply:

(i)	that person is not an individual;

(ii)	that person purchases as principal;

(iii)	the security has an acquisition cost to that person of not less than Cdn$150,000 paid in cash at the time of the distribution;

(iv)	the distribution is in a security of a single issuer.

(b)	Subsection (a) does not apply to a distribution of a security to a person if the person was created or is used solely to purchase or hold securities in reliance on this exemption from the prospectus requirement set out in subsection (a);

“mutual fund” has the meaning ascribed to that term under applicable securities legislation and in British Columbia Includes an issuer of a security that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the security;

“net assets” means total assets (including real estate) less total liabilities (including mortgages). For the purposes of paragraph (l) above, the value attributed to assets should reasonably reflect their estimated fair value and tax is considered a liability to be deducted if the obligation to pay the tax is outstanding at the date of closing of the purchase of the Securities.

“non-redeemable investment fund” means an issuer

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest,

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101, opposite the name of the local jurisdiction;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means the applicable securities legislation of a jurisdiction of Canada;

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purpose hereof, an issuer is an affiliate of another issuer if

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

For the purpose hereof, a person (first person) is considered to control another person (second person) if

(a)	the first person beneficially owns or directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

For the purpose hereof, for residents of Manitoba, “distribution” means a primary distribution to the public.

For the purpose hereof, for residents of Québec, “trade” refers to any of the following activities:

(a)	the activities described in the definition of “dealer” in section 5 of the Securities Act (Québec), including the following activities;

(i)	the sale or disposition of a security by onerous title, whether the terms of payment be on margin, instalment or otherwise, but does not include, a transfer or the giving in guarantee of securities in connection with a debt or the purchase of a security, except as provide in paragraph (b);

(ii)	participation as a trader in any transaction in a security through the facilities of an exchange or a quotation and trade reporting system;

(iii)	the receipt by a registrant of an order to buy or sell a security;

(b)	a transfer or the giving in guarantee of securities of an issuer from the holdings of a control person in connection with a debt.